            WHEREAS, the applicable distribution rate on the Capital Securities (and, thus, the interest rate on the Debentures) that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Capital Securities (and, thus the Debentures) should bear in order to have an approximate market value of 100.5% of the aggregate stated liquidation amount of the Capital Securities or the aggregate principal amount of the Debentures on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company may limit the Reset Spread (a component of the Reset Rate) to be no higher than 255 basis points (2.55%); and

            WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

            WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

            NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used and not defined in this Agree ment shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Declaration or the Pledge Agreement.

            Section 2. Appointment and Obligations of Remarketing Agent. The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for in the Declaration with respect to the Trust Securities and the Indenture with respect to the Debentures, the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Trust Securities (and, thus, the Debentures), enable a Trust Security (and, thus, a Debenture), to have an approximate market value of approximately 100.5% of the aggregate stated liquidation amount in the case of such Trust Security and the aggregate principal amount in the case of such Debenture, and (ii) as the exclusive Remarketing Agent to remarket the Capital Securities, or the Debentures, as the case may be, (provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 300 basis points (3.00%)), of such Capital Security or Debenture holders electing to have their Capital Securities or Debentures remarketed, or of such Income PRIDES holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to the Remarketing Underwriting Agreement with the Company, the Trust and the Purchase Contract Agent, substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Remarketing Underwriting Agreement due to changes in law or facts and circumstances). Pursuant to the Remarketing Underwriting Agreement, the Remarketing Agent, either as the sole remarketing underwriter or as the representative of a syndicate including the Remarketing Agent and one or more other remarketing underwriters designated by the Remarketing Agent, will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent and any such other remarketing underwriters will purchase severally the Capital Securities or the Debentures, as the case may be, to be sold by the holder or holders of Capital Securities or Income PRIDES on the third Business Day immediately preceding the Purchase Contract Settlement Date and use their reasonable efforts to remarket such Capital Securities or the Debentures, as the case may be, (such purchase and remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.75% of such Capital Securities aggregate stated liquidation amount plus any accrued and unpaid distributions (including any deferred distributions) and in the case of Deben tures, at a price of approximately 100.75% of such Debentures aggregate principal amount plus any accrued and unpaid interest (including any deferred interest). Notwithstanding the preceding sentence, the Remarketing Agent shall neither purchase nor remarket any Capital Securities or Debentures, as the case may be, for a price less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Capital Securities or Debentures, respectively, plus accumulated and unpaid distributions or accrued and unpaid interest, as the case may be. The proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and Section 5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Capital Securities or Debentures to have Capital Securities or Debentures, as the case may be, tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of this Agreement, (ii) Capital Securities or Debentures, as the case may be, tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Capital Securities or Debentures, as the case may be, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent. The Remarketing Agent is not obligated to purchase any Capital Securities or Debentures that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Capital Securities or Debentures for remarketing.

            Section 3. Fees. With respect to the Remarketing, the Remarketing Agent shall retain as Remarketing Fee an amount not exceeding 50 basis points (.50%), of the aggregate stated liquidation amount of the remarketed securities from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Capital Securities or Debentures plus any accrued and unpaid (including deferred) distributions or any accrued and unpaid interest (including any deferred interest), as the case may be. In addition, the Reset Agent shall receive from the Company a reasonable and customary fee as the Reset Agent Fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent by certified or official bank check or checks or by wire transfer.

            Section 4. Replacement and Resignation of Remarketing Agent. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and/or as the Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

            (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

            Section 5. Dealing in the Securities. The Remarketing Agent, when acting hereunder or under the Remarketing Underwriting Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Capital Securities or Debentures, as the case may be. With respect to any Capital Securities or Debentures, as the case may be, owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

            Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company shall use its reasonable efforts to have a registration statement relating to the Capital Securities effective under the Securities Act of 1933 by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the remarketing underwriter or underwriters under the Remarketing Underwriting Agreement, and shall pay all expenses relating thereto.

            Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and any other remarketing underwriters to purchase and remarket the Capital Securities or the Debentures, as the case may be, shall be subject to the terms and conditions of the Remarketing Underwriting Agreement.

            (b) If at any time during the term of this Agreement, any Indenture Event of Default or Declaration Event of Default, or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default or Declaration Event of Default, has occurred and is continuing under the Indenture or the Declaration, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Indenture Trustee and the Institutional Trustee to give the Remarketing Agent notice of all such defaults and events of which the Trustee is aware.

            Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent which is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in
Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full.

            Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Remarketing Underwriting Agreement.

            Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 11. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Capital Securities are outstanding.

            Section 12. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and/or as the Reset Agent. The rights and obligations of the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

            Section 13. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

            Section 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circum stances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

            Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

            Section 16. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

            Section 17. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Kaufman and Broad Home Corporation, 10990 Wilshire Blvd., Los Angeles, CA 90024, Attention: Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, Attention: Vincent J. Pisano; if to the Remarketing Agent or Reset Agent (if Merrill Lynch & Co. is the Remarketing Agent or the Reset Agent), to Merrill Lynch & Co. at 3300 Hillview Avenue, Suite 150, Palo Alto, CA 94304-1203, Attention: Mathew Pendo, Managing Director, with a copy to Brown & Wood LLP, 555 California Street. Sam Francisco, CA 94104 Attention: Eric S. Haueter; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

            IN WITNESS WHEREOF, each of the Company and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                   KAUFMAN AND BROAD HOME CORPORATION


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                   KBHC FINANCING I


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By:  MERRILL LYNCH, PIERCE FENNER & SMITH
               INCORPORATED


By:
   ------------------------------
   Authorized Signatory


THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   -----------------------------------
   Name:
   Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement

                   FORM OF REMARKETING UNDERWRITING AGREEMENT

      Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner, & Smith Incorporated (the "Remarketing Underwriter") hereby agrees to purchase the Capital Securities or, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the Debentures (such Capital Securities or Debentures, as the case may be, being hereinafter referred to as the "Securities"), that have been tendered by the holders of the Income PRIDES for sale on _____ 16, 2001.

      1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement (the "Underwriting Agreement"), the amended and restated declaration of trust (the "Declaration") and the indenture (the "Indenture"), each as identified in Schedule I hereto.

      2. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (Nos. 333-51825 and 333-51825-01), including a prospectus, relating to the Securities. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supple mented to the date of this Agreement to relate to the Securities and to the remarketing of the Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

      3. Provisions Incorporated by Reference.

            (a) Subject to Section 3(b), the provisions of the Underwriting Agreement shall be incorporated, as applicable into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby.

            (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" or the "Representative" or "Representatives", as the case may be, shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "Securities" which are the subject thereof shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date");
(iv) all references therein to the "Registration Statement" the "Basic Prospectus" and the "Final Prospectus" shall be deemed to refer to the Registration Statement, the Basic Prospectus and the Final Prospectus, respectively, as defined herein.

      4. Purchase and Sale; Remarketing Underwriting Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Underwriter agrees to purchase from the registered holder or holders thereof in the manner specified in Section 5 hereof, the principal amount of Securities set forth in Schedule I hereto at a purchase price not less than 100% of such Securities, aggregate stated liquidation amount or aggregate principal amount, as the case may be, plus any accrued and unpaid distributions or interest, as applicable, thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Underwriter a Remarketing underwrit ing Fee equal to an amount not exceeding 25 basis points (.25%), from any amount received in connection from such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount, as the case may be, of the Securities. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Securities and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent. The Remarketing Agent is not obligated to purchase any Securities that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

      5. Delivery and Payment. Delivery of payment for the remarketed Securities and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five business days after such date as the Remarketing representatives shall designate), which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, the Trust and the [registered holder or holders thereof]. Delivery of the remarketed Securities and payment of the Remarketing [Underwriting] Fee shall be made to the Remarketing Underwriter [to or upon the order of the [registered holder or holders of the Remarketed Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds] [in immediately available funds by wire transfer to an account or accounts designated by the [Com pany] [Trustee] [registered holder or holders of the remarketed Securities]] or, if the remarketed Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the Depositary for the Securities under the Declaration or Indenture, as applicable.

      [It is understood that any registered holder or, if the Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

      If the Securities are not represented by a Global Security, certificates for the Securities shall be registered in such names and denominations as the Remarking Representatives may request not less than three full business days in advance of the Remarketing Closing Date, and the Company, the Trust and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

      6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Kaufman and Broad Home Corporation, 10990 Wilshire Blvd., Los Angeles, CA 90024, Attention:
Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, Attention: Vincent J. Pisano; if to the Remarketing Agent or Reset Agent (if Merrill Lynch & Co. is the Remarketing Agent or the Reset Agent), to Merrill Lynch & Co. at 3300 Hillview Avenue, Suite 150, Palo Alto, CA 94304-1203, Attention: Mathew Pendo, Managing Director, with a copy to Brown & Wood LLP, 555 California Street, San Francisco, CA 94104,
Attention: Eric S. Haueter; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                   Verly truly yours,

                                   KAUFMAN AND BROAD HOME CORPORATION


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By:  MERRILL LYNCH, PIERCE FENNER & SMITH
               INCORPORATED


By:
   ------------------------------
   Authorized Signatory


THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   -----------------------------------
   Name:
   Title:

                                   SCHEDULE I

Purchase Contract Agreement, dated as of __________ , 1998 by and between
  Kaufman and Broad Home Corporation, a Delaware corporation, and
  The First National Bank of Chicago, a national banking association

Pledge Agreement dated as of _______, 1998 by and between Kaufman and Broad Home
  Corporation, a Delaware corporation,
  The First National Bank of Chicago,
  a national banking association, and
  The Bank of New York

Amended and Restated Declaration of Trust dated as of ________ , 1998 of KBHC Financing I, a Delaware business trust

Indenture dated as of __________ , 1998
  by and between Kaufman and Broad Home Corporation, a Delaware corporation, and The First National Bank of Chicago

First Supplemental Indenture, dated as of _________,
  1998 by and between Kaufman and Broad Home Corporation, a Delaware corporation, and The First National Bank of Chicago

Registration Statement Nos. 333-51825 and 333-51825-01

Principal Amount of Securities:  $__________

Underwriting Agreement, dated as of ___________ , 1998, among KBHC Financing I, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

Remarketing [Underwriting] Fee:     %  ($    )

Remarketing Closing Date, Time and Location: